EXHIBIT 10.2

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                    THE EARTHGRAINS COMPANY

            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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                  THE EARTHGRAINS COMPANY
           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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                         TABLE OF CONTENTS


1.     Definitions. . . . . . . . . . . . . . . . . . . . . . .  1

2.     Participation. . . . . . . . . . . . . . . . . . . . . .  3

3.     Benefit on or After Normal Retirement Date . . . . . . .  3

4.     Benefit on Early Retirement. . . . . . . . . . . . . . .  5

5.     Pre-Retirement Death Benefit . . . . . . . . . . . . . .  5

6.     Disability Benefit . . . . . . . . . . . . . . . . . . .  5

7.     Forfeiture for Activity Contrary to the Company's Best
             Interests  . . . . . . . . . . . . . . . . . . . .  5

8.     Payment Methods. . . . . . . . . . . . . . . . . . . . .  7

9.     Obligation to Pay Benefits Hereunder . . . . . . . . . .  7

10.     Special Rule for Non-Deductible Amounts . . . . . . . .  8

11.     Change in Control . . . . . . . . . . . . . . . . . . .  8

12.     Concerning Payment; Beneficiaries . . . . . . . . . . . 10

13.     Payees Presumed Competent . . . . . . . . . . . . . . . 11

14.     Facility of Payment . . . . . . . . . . . . . . . . . . 11

15.     Notice of Address; Lost Payees. . . . . . . . . . . . . 12

16.     Participating Employer. . . . . . . . . . . . . . . . . 12

17.     No Liability for Payee's Debts. . . . . . . . . . . . . 12

18.     Administration. . . . . . . . . . . . . . . . . . . . . 13

19.     Negation of Employment Contract . . . . . . . . . . . . 13

20.     Modification, Amendment, or Termination . . . . . . . . 13

21.     Set Off and Withholding . . . . . . . . . . . . . . . . 14

22.     Claims Procedures . . . . . . . . . . . . . . . . . . . 14

23.     Miscellaneous . . . . . . . . . . . . . . . . . . . . . 16

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                THE EARTHGRAINS COMPANY
        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THE EARTHGRAINS COMPANY, a Delaware corporation (the "Company"), does hereby establish this Supplemental Executive Retirement Plan, effective as of April 1, 1996. The provisions of this Plan shall apply to eligible employees whose termination of employment with the Company or any other Participating Employer occurs on or after April 1, 1996. The Plan is intended to be a non-qualified, unfunded plan to provide supplemental retirement benefits to a select group of management and highly compensated employees, as described in Section 201(2) of the Employee Retirement Income Security Act of 1974 ("ERISA").

1. Definitions. The capitalized terms used in this Plan shall have the meanings herein set out:

     (a) "Accrued Benefit" means at any given time the benefit calculated in accordance with the formula in Section 3, using the Participant's Eligible Earnings and Credited Service as of the date the calculation is being made. The benefit so calculated shall be the benefit that would commence under the basic method of payment on the Participant's Normal Retirement Date.

     (b) "Actuarial Equivalent" means a benefit or benefits, or a payment or payments, which are of equal value at the date of determination to the benefits for which they are to be substituted. Equivalence of value is determined from actuarial calculations based on actuarial assumptions as to interest and mortality as follows:

               Interest     -     The interest rate in effect for
the Basic Plan from time to time.

               Mortality     -     The mortality table specified in
the Basic Plan.

     (c) "Basic Plan" means the tax-qualified defined benefit pension plan for salaried employees of The Earthgrains Company as in effect from time to time.

     (d)     "Board" means the board of directors of the Company.

     (e)     "Committee" means the Company's Compensation and
Benefits Committee, as constituted from time to time.

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     (f)     "Company" means The Earthgrains Company, a Delaware
corporation, and any corporation(s) into which or with which it may be liquidated, merged or consolidated.

     (g) "Credited Service" means a Participant's Credited Service taken into account in determining his or her Accrued Benefit under the Basic Plan, including the period of his or her participation in both the Basic Plan and the Anheuser-Busch Companies Pension Plan. Credited Service shall not exceed 30 years.

     (h) "Eligible Earnings" means, for any fiscal year of the Company, the sum of the employee's annual base salary from a Participating Employer as of the first day of the fiscal year plus the employee's bonus earned from the Company during the prior fiscal year. For purposes of computing benefits under this Plan, the Eligible Earnings to be used shall be the highest of the Eligible Earnings in the fiscal year of termination or any of the four preceding fiscal years or such fewer number of consecutive fiscal years prior to termination for which the employee received base salary from a Participating Employer. Eligible Earnings shall recognize any compensation deferred under the Company's Executive Deferred Compensation Plan, 401(k) Plan and 401(k) Restoration Plan and treat such compensation as if it were not deferred.

     (i) "Eligible Employee" means the Chief Executive Officer of the Company and any other officer or executive with high level responsibility who is (i) selected by the Chief Executive Officer of the Company in his or her sole discretion, (ii) employed by a Participating Employer, and (iii) an active participant currently accruing benefits in the Basic Plan.

     (j) "Excess Benefit Plan" means The Earthgrains Company Excess Benefit Plan (formerly known as the Campbell Taggart, Inc. Excess Benefit Plan), as originally adopted and as thereafter amended, or any other "excess plan" as described in Section 3(36) of ERISA, maintained by a Participating Employer and as in effect from time to time.

     (k) "Normal Retirement Date" means the first day of the month coincident with or next following the date on which the Participant attains his or her sixty-fifth (65th) birthday.

     (l) "Participant" means an Eligible Employee who is participating in this Plan in accordance with Section 2.

     (m) "Participating Employer" means the Company and any other member of the controlled group of corporations of which the Company is a member

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which is a Participating Employer in the Basic Plan and which has adopted this Plan in the manner described in Section 18.

     (n)     "Plan" means The Earthgrains Company Supplemental
Executive Retirement Plan, effective March 27, 1996.

     (o) "Primary Social Security Benefit" means, for retirement on or after the Normal Retirement Date, the estimated primary insurance amount that would commence immediately under the Federal Social Security Act in effect on the retirement date assuming that the Participant's earnings for Social Security purposes are equal to the benefit base as determined under Section 230 of the Federal Social Security Act from the date the Participant attained age 21 until his or her retirement date.

          For purposes of determining the Accrued Benefit prior to a Participant's Normal Retirement Date, the Primary Social Security Benefit means:

          (i) An amount determined as described above assuming that the Participant retires on his or her Normal Retirement Date and that the Social Security Act and benefit base remain unchanged in the future, multiplied by

          (ii) The ratio of the Participant's Credited Service as of the date of determination of the lesser of thirty (30) years or the Participant's Credited Service had he or she remained an active Participant until his or her Normal Retirement Date.

     (p) "Subsidiary" means any business entity in which the Company has an equity interest of at least fifty percent.

Miscellaneous Rules of Construction. Masculine pronouns include the feminine, the singular includes the plural, and the plural includes the singular, as the context or application demands.

2. Participation. Each Eligible Employee shall commence participation in this Plan as of the first day of the month coincident with or next following the date he or she first becomes an Eligible Employee. Except as provided in Section 18, once an individual becomes a Participant, he or she shall continue to participate until termination of employment occurs even if such individual's status changes such that he or she would no longer be eligible to participate.

3. Benefit on or After Normal Retirement Date. A Participant who ceases to be employed by all members of the Company's controlled group of corporations on or after his or her Normal
Retirement Date shall receive a monthly benefit,

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payable under the basic method of payment described in Section 8 and commencing on the first day of the month coinciding with or immediately following his or her last date of employment, in an amount which is one-twelfth of the following:

     (a) For Policy Committee members, one and two-thirds percent of Eligible Earnings times Credited Service; and for all other Participants, one and one-half percent of Eligible Earnings times Credited Service; less

     (b) The Participant's annual retirement benefit payable at Normal Retirement Date (or, if applicable, postponed retirement date) under the Basic Plan, as applicable, under the basic method of payment described in the Basic Plan; less also

     (c) Any other benefits from any tax-qualified defined benefit pension plan, excess benefit plan or other retirement plan or arrangement maintained or sponsored by the Company or any Subsidiary or by Anheuser-Busch Companies, Inc. and any of its Subsidiaries, other than a qualified or non-qualified 401(k) plan or a voluntary non-qualified deferred compensation plan. The reduction under this paragraph shall be the annual benefit under such other plan or plans, payable at the Normal Retirement Date provided for under the Basic Plan (or, if applicable, postponed retirement date), expressed as if payable under the basic method of payment described in the Basic Plan; provided: (i) if such basic method is not a form of single life annuity, then it shall be expressed as if payable solely for the lifetime of the Participant on an Actuarially Equivalent basis; and (ii) this provision shall include reduction for all benefits that are due and/or paid under all such plans, whether they become due or are paid before, on or after the date payments become due hereunder; less also

     (d)     The Participant's annual Primary Social Security
Benefit.

In no event shall a participant's benefit calculated hereunder be less than the difference between (x) the Participant's annual retirement benefit that would have been payable at Normal Retirement Date (or, if applicable, postponed retirement date) under the Basic Plan under the basic method for payment described in the Basic Plan without regard to the limitation imposed by
Section 401(a)(17) of the Internal Revenue Code, and (y) if less, the sum of the amounts determined under paragraphs (b) and (c). This minimum benefit shall be separately calculated with respect to all Participants, including those whose benefits exceed this minimum, and shall be deemed a separate obligation payable from a separate plan for the purpose of determining which, if any, portion of a Participant's retirement benefits is subject to income tax in the state where the Participant resided when the benefits were earned;

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providing that nothing in this sentence shall be interpreted to entitle a Participant to an aggregate amount under this Plan and such separate plan that exceeds the greater of the minimum provided for in this paragraph or the amount otherwise determined under the Plan.

4. Benefit on Early Retirement. The following benefits are available for Participants who retire prior to Normal Retirement
Date:

     (a) A Participant who ceases to be employed by all members of the Company's controlled group of corporations prior to his or her Normal Retirement Date but after reaching age 62 and completing 30 years of Credited Service shall be entitled to receive a retirement benefit equal to his or her Accrued Benefit, but commencing on the first day of the month coinciding with or immediately following his or her last date of employment.

     (b) A Participant who ceases to be employed by all members of the Company's controlled group of corporations after reaching age 55 and who has at least five years of Credited Service but who is not eligible to receive a benefit under paragraph (a) above may, unless disapproved by the Company's Chief Executive Officer (or, in the case of the Chief Executive Officer, the Board), be granted a benefit equal to his or her Accrued Benefit reduced in accordance with the reduction applicable to early retirement benefits under the Basic Plan. Such benefit shall commence as of the first day of the month coincident with or next following his or her last date of employment.

     (c) There shall be no benefits payable from this Plan for a Participant who ceases employment prior to the attainment of age 55, except as provided in Section 11.

5. Pre-Retirement Death Benefit. There will be no pre-retirement death benefit under this Plan.

6. Disability Benefit. There will be no pre-retirement disability benefit under this Plan.

7.     Forfeiture for Activity Contrary to the Company's Best
Interests.

     (a) Notwithstanding any provision of this Plan to the contrary, the right of a Participant and his or her beneficiary or beneficiaries to receive a benefit hereunder is expressly conditioned upon the Participant neither (i) having ceased to be employed by the Company or any Subsidiary under circumstances or conditions inimical or contrary to the best

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interests of the Company or any Subsidiary, nor (ii) thereafter engaging in any activity which in the Committee's judgment is inimical or contrary to the best interests of the Company or any Subsidiary.

     (b) Should a Participating Employer propose to enforce the foregoing, it shall give written notice to the Participant or other person(s) otherwise entitled to payment, and may withhold payment pending final resolution of the matter. The Committee shall thereupon investigate the alleged violation and shall consider, under such rules of procedure as the Committee shall deem reasonable, such evidence and testimony as the Participating Employer and the Participant or other person or persons receiving or otherwise entitled to receive payment may wish to submit in support or refutation of the alleged violation. The decision of the Committee shall be final and conclusive. If the Committee concludes that there has been a violation, the right of the Participant and all beneficiaries to receive payment hereunder shall thereupon cease. If the Committee concludes that there has not been a violation, the amounts withheld or suspended shall become payable as though no proceedings had been instituted nor any payment withheld or suspended, without, however, any interest for the period during which such amounts were withheld or suspended.

     (c) The provisions of this Section authorizing the Participating Employer to give notice of an alleged violation or possible violation of the conditions of paragraph (a) shall not be interpreted as requiring the Participating Employer to take such action in each and every instance of a violation or suspected violation, and in determining whether an attempt to enforce the forfeiture provisions of this Section shall be made, the Participating Employer may consider the possible economic damage it might suffer from the violation or suspected violation, the circumstances surrounding the discontinuance of the employment of the Participant with the Participating Employer and the quantum of proof which the Participating Employer may have of a violation of the aforesaid conditions.

     (d) The provisions of this Section shall in no way impair or derogate the rights which a Participating Employer may otherwise have under any employment contract with a Participant or at law or in equity, to prevent the disclosure of confidential information or to recover damages for the disclosure thereof or to prevent a Participant from engaging in competition with a Participating Employer or to recover damages therefor.

     (e) The Board (or the Executive Committee at any time the Board of Directors is not in session) may revoke this Section at any time,

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whereupon no Accrued Benefit at that time shall ever be subject to forfeiture or revocation for any reason, including (but not limited to) any subsequent amendment to this Plan which reinstates the provisions of this Section or imposes similar conditions on a Participant's right to receive benefits hereunder.

     (f) If the provisions of this Section are invoked at any time after payments have already been made, the Participating Employer shall have the right to a refund of all monies theretofore paid. If the Participating Employer shall find it necessary to file suit to recover any amount hereunder, it shall be entitled to recover its reasonable attorney's fees and costs.

8. Payment Methods. The basic method of payment shall be monthly payments for life, beginning on the first day of the month coincident with or next following the Participant's retirement date, with the last payment being for the month in which the Participant's death occurs. Notwithstanding for foregoing, payment shall be made in a single lump sum unless the Participant gives written notice to the Committee, at least one year prior to the date benefits are to commence, that he or she elects to receive benefits under either the basic method of payment described above or one of the following optional methods which shall be the Actuarial Equivalent of the basic method of payment:

     (a) A fifty percent joint and survivor annuity with such contingent annuitant as the Participant may designate. If a Participant has selected this method of payment and the contingent annuitant dies before the Participant's payments begin, the selection shall be revoked, but if the contingent annuitant dies after the Participant's payments begin, the selection of this method of payment shall not be affected and no new contingent annuitant may be named; or

     (b)     Level installments over a five-year period.

     A Participant may elect an optional method of payment under this Plan which is different from the method of payment elected under either the Basic Plan or the Excess Benefit Plan.

9. Obligation to Pay Benefits Hereunder. No trust fund, escrow account or other segregation of assets shall be established or made by any Participating Employer to guarantee, secure or assure the payment of any benefit hereunder. The obligation of each Participating Employer to pay benefits pursuant to this Plan shall constitute only a general obligation of the Participating Employer to the Participants and other payees hereunder in accordance with the terms hereof. Payment of benefits by a Participating Employer hereunder shall be made only from the general funds of the Participating Employer and no

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Participant or other potential payee of any amount hereunder shall have any interest in any particular asset of any Participating Employer by reason of the existence of this Plan, and the amounts payable hereunder shall be subject in all respects to claims of general creditors of the respective Participating Employers until actually paid over to the person(s) entitled to receive the same.

10. Special Rule for Non-Deductible Amounts. Any amount otherwise payable under the Plan in a calendar year for which the Company determines that the amount would not be deductible by any Participating Employer under Section 162(m) of the Internal Revenue Code shall not be paid until such calendar year as the Company determines that the amount has ceased to be so non-deductible. In the case of any inconsistency between this Section 10 and any other provision of the Plan, this Section 10 shall govern, except in the case of Section 11 becoming applicable.

11.     Change in Control.

     (a) If a Change in Control (as defined in Section 11(b)) shall occur, then, notwithstanding anything to the contrary herein, a Participant's Accrued Benefit under the Plan as of the Change in Control Date (as defined in Section 11(b)) shall be fully vested and non-forfeitable. Within 30 days after the Change in Control Date, the Participant shall be paid, in a single lump-sum payment, the Actuarial Equivalent of such Accrued Benefit as of the date of payment. Notwithstanding the foregoing, if, on the Change in Control Date, a Participant otherwise satisfied the eligibility requirements for early or normal retirement benefits under Section 3 or 4, such Participant's benefit shall be paid as if he or she actually retired on the Change in Control Date. The Chief Executive Officer and the Board shall be deemed to have granted any necessary approvals.

     (b) For purposes of this Plan, a "Change in Control" shall occur if:

          (i) any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 as amended (the "Act")) of more than 30% of the then outstanding voting securities of the Company (measured on the basis of voting power); provided, however, that shares issued or distributed by the Company in connection with the acquisition of another company or business from such Person shall be counted as being outstanding, but otherwise shall be ignored in determining the percentage beneficially owned by such Person;

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          (ii)     the shareholders of the Company approve a
definitive agreement of merger or consolidation with any other corporation or business entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities;

          (iii) a change occurs in the composition of the Board of Directors of the Company during any period of twenty-four consecutive months such that individuals who at the beginning of such period were members of the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

          (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the assets of the Company.

          A Change in Control shall be deemed to have occurred on the date as of which any of the events described in clauses (i) through (iv) occur (such date being referred to as the "Change in Control Date"). For purposes of this paragraph, "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (aa) the Company or any of its subsidiaries, (bb) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (cc) an underwriter temporarily holding securities pursuant to an offering of such securities, or (dd) a corporation owned, directly or indirectly, by the

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shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

     (c) Notwithstanding Section 20, following a Change in Control, the provisions of this Section 11 cannot, after the Change in Control Date, be amended in any manner without the written consent of each individual who was a Participant immediately prior to the Change in Control.

     (d) Following a Change in Control, this Plan shall continue in effect, notwithstanding that payment of benefits shall have been made under Section 11(a), unless and until terminated by the Company.

     (e) If a Change in Control occurs, Section 7 shall no longer apply to any individual whose activities are not under investigation by the Committee on the Change in Control Date.

     (f) If by reason of this Section an excise or other special tax ("Excise Tax") is imposed on any payment under this Plan (a "Required Payment"), the amount of each Required Payment shall be increased by an amount which, after payment of income taxes, payroll taxes and Excise Tax thereon, will equal such Excise Tax on the Required Payment.

12.     Concerning Payment; Beneficiaries.

     (a) Except as otherwise provided in this Section, any amount payable under this Plan as a result of or following the death of a Participant shall be applied only for the benefit of the beneficiary or beneficiaries designated by the Participant pursuant to this Section. Each Participant shall specifically designate, by name, on forms provided by the Committee, the beneficiary(ies) to whom any such amounts shall be paid. A Participant may change or revoke a beneficiary designation without the consent of the beneficiary(ies) at any time by filing a new beneficiary designation form with the Committee. The filing of a new form shall automatically revoke any forms previously filed with the Committee. A beneficiary designation form not properly filed with the Committee prior to the death of the Participant shall have no validity under the Plan.

     (b) Except as provided in Section 8 or 9, any such designation shall be contingent on the designated beneficiary surviving the Participant. If a designated beneficiary survives the Participant but dies before receiving the entire amount payable to the designated beneficiary hereunder, the amount which would otherwise have been so paid shall be paid to the estate of the deceased beneficiary unless a contrary direction was made

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by the Participant, in which case such direction shall control.
More than one beneficiary, and alternative or contingent beneficiaries, may be designated, in which case the Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple or alternative or contingent beneficiaries, all of which must be satisfactory to the Committee.

     (c) If no beneficiary designation is on file with the Committee at the time of the Participant's death or no beneficiary designated by the Participant survives the Participant, the Participant's estate shall be deemed to be the beneficiary designated to receive any amounts then remaining payable under this Plan.

     (d) In determining any question concerning a Participant's beneficiary, the latest designation filed with the Committee shall control and intervening changes in circumstances shall be ignored. For example, if a Participant's spouse is designated as beneficiary but thereafter is divorced from the Participant, such designation shall remain valid unless and until the Participant files a later beneficiary designation form with the Committee during the Participant's lifetime.

     (e) Any check issued on or before the date of a Participant's death shall remain payable to the Participant, whether or not the check is received by the Participant prior to death. Any check issued after the date of the Participant's death shall be the property of the Participant's beneficiaries determined in accordance with this Section 12.

13. Payees Presumed Competent. Every person receiving or claiming amounts payable under this Plan shall be conclusively presumed to be mentally competent and of legal age until the Committee receives a written notice, in form, manner and substance acceptable to it, that any such person is incompetent or is a minor or that a guardian or other person legally vested with the care of his or her estate has been appointed.

14. Facility of Payment. If any amount is payable hereunder to a minor or other person under legal disability or otherwise incapable of managing his or her own affairs, as determined by the Committee in its sole discretion, payment thereof shall be made in one (or any combination) of the following ways, as the Committee shall determine in its sole discretion:

          (i)     Directly to said minor or other person;

          (ii)     To a custodian for said minor or other person
(whether designated by the Company or any other person) under the Missouri Transfers

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to Minors Law, the Missouri Personal Custodian Law or a similar law of any other jurisdiction;

          (iii) To the conservator of the estate of said minor or other person; or

          (iv) To some relative or friend of such minor or other person for the support, welfare or education of such minor or other person.

     The Committee shall not be required to see to the application of any payment so made, and payment to the person determined by the Committee shall fully discharge the plan and the Participating Employer from any further accountability or responsibility with respect to the amount so paid.

15. Notice of Address; Lost Payees. The address of every Participant or other person entitled to any payment hereunder on file for purposes of the Basic Plan shall be used for all purposes of this Plan. If the Committee is unable to locate any person, or the estate of such person, after a reasonable attempt to locate such person has been made, within two years after an amount becomes payable hereunder, the right and interest of such payee in and to the amount payable shall terminate on the last day of such two-year period.

16. Participating Employer. Any Participating Employer in the Basic Plan may become a Participating Employer in this Plan by submitting to the Committee a resolution of its board of directors adopting the provisions of this Plan. The adoption of this Plan by a Participating Employer shall constitute an automatic delegation by it to the Board of full authority to amend or terminate the Plan and to the Committee to administer this Plan. Benefits payable under this Plan for a Participant whose employment with a Participating Employer terminates shall be solely the obligation of that Participating Employer. A Participating Employer may withdraw from the Plan at any time by action of its board of directors. If a Participating Employer ceases to be a member of the controlled group of corporations that includes the Company, the Participating Employer shall automatically withdraw from the Plan as of the date of cessation of the controlled group relationship, without the execution of any other instrument. If a Participating Employer withdraws from the Plan for any reason, no benefit shall be payable under this Plan to any Participant who has not otherwise satisfied the eligibility requirements of Section 3 or 4 as of the date of withdrawal. Notwithstanding the foregoing, any benefits in pay status as of the date of withdrawal shall continue to be paid in full in accordance with the terms hereof.

17. No Liability for Payee's Debts. Amounts payable under this Plan shall not be liable for or subject to the debts or liabilities of any payee, and no amount payable hereunder shall at any time or in any manner be subject to anticipation,

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alienation, sale, transfer, assignment, pledge or encumbrance of any kind, whether to any Participating Employer or to any other party whomsoever, and whether with or without consideration. If any payee shall attempt to, or shall anticipate, alienate, sell, transfer, assign, pledge or otherwise encumber any amounts payable hereunder or any part thereof, or if by reason of bankruptcy or other event, such amounts would at any time be received or enjoyed by persons other than such payee, except as otherwise permitted by this Plan, the Committee in its sole discretion may terminate such person's interest in any such amounts and hold or apply such amounts to or for the use of such person, his or her spouse, children or other dependents, or any of them, as the Committee may determine.

18. Administration. This Plan shall be administered by the Company's Compensation and Benefits Committee. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Committee shall interpret the Plan; shall determine all questions arising in the administration, interpretation, and application of the Plan; and shall construe any ambiguity, supply any omission, and reconcile any inconsistency in such manner and to such extent as the Committee deems proper. Any interpretation or construction placed upon any term or provision of the Plan by the Committee, any decisions and determinations of the Committee arising under the Plan, including without limiting the generality of the foregoing:
(a) the eligibility of any individual to become or remain a Participant and a Participant's status as such, and Eligible Earnings for any year; (b) the time, method and amounts of payments payable under the Plan; (c) the rights of Participants; and any other action or determination or decision whatsoever taken or made by the Committee in good faith shall be final, conclusive, and binding upon all persons concerned, including, but not limited to, the Company, all Participating Employers and all Participants and beneficiaries.

19. Negation of Employment Contract. This Plan does not create an employment contract and nothing contained herein shall be deemed
(a) to give a Participant the right to be retained in the employ of any Participating Employer; (b) to interfere with the right of any Participating Employer to discharge a Participant at any time with or without cause; (c) to give any Participating Employer the right to require a Participant to remain in its employ; or (d) to interfere with the right of a Participant to terminate employment voluntarily whenever the Participant chooses.

20. Modification, Amendment, or Termination. The Company has the absolute right to modify or amend this Plan in whole or in part, at any time and from time to time, effective as of any specified prior, current or future date. Such amendment shall be made in accordance with applicable corporate procedures

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then in effect for similar matters.  The Company also reserves the right to terminate this Plan, in whole or in part, voluntarily as of any specified current or future date. This Plan shall be automatically terminated upon termination of the Basic Plan, dissolution of the Company (but not upon a merger, consolidation, reorganization or recapitalization of the Company if the surviving corporation therein specifically assumes this Plan and agrees to be bound by the terms hereof); upon the Company being legally adjudicated a bankrupt; upon the appointment of a receiver or trustee in bankruptcy with respect to the Company's assets and business if such appointment is not set aside within 90 days thereafter; or upon the making by the Company of an assignment for the benefit of creditors. Upon termination of this Plan, no additional employee shall become eligible to participate herein, and no additional benefits shall be accrued hereunder. Notwithstanding the termination of this Plan, no Participant affected thereby shall be deprived of the right to receive his or her Accrued Benefit at the time and in the manner provided by this Plan.

21.     Set Off and Withholding.

     (a) Any amount then due and payable by the Company or any other Participating Employer to any Participant or the beneficiary of any Participant under this Plan may offset by any amounts owed to any Subsidiary by the Participant and/or the beneficiary for any reason and in any capacity whatsoever, as the Company may determine in its sole and absolute discretion.

     (b) There shall be deducted from any amount payable under this Plan all taxes required to be withheld by any federal, state or local government. Participants and their beneficiaries shall bear any and all federal, state, local and other income taxes and other taxes imposed on amounts paid under the Plan, whether or not withholding is required or carried out in accordance with this provision.

22.     Claims Procedures.

     (a) The Committee shall make all decisions and determinations respecting the right of any person to a payment under the Plan.

     (b) The following procedure shall be followed with respect to claims under the Plan:

          (i) Any claimant who believes he or she is entitled to a benefit under this Plan shall submit a claim for such benefit in writing to the Committee.

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          (ii)     Any decision by the Committee denying a claim in
whole or in part shall be stated in writing by the Committee and delivered or mailed to the claimant within ninety (90) days after receipt of the claim by the Committee unless special circumstances require an extension of time for processing, but in any event within one hundred eighty (180) days after such receipt. If such an extension of time is taken, the Committee shall inform the claimant of the delay in writing before the expiration of the initial ninety (90) day period, including the reasons therefor and the date by which the Committee expects to render a decision. Any decision denying a claim shall set forth the specific reasons for the denial with specific references to Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim and the reasons therefor, and an explanation of the Plan's claim review procedure, all written in a manner calculated to be understood by the claimant. If the Committee does not notify the claimant of denial of the claim or the need for an extension of time within the initial ninety (90) day period, the claim shall be deemed denied.

          (iii) If a claim is denied in whole or in part, the claimant or his or her duly authorized representative may request a review by the Committee of the decision upon written application to the Committee within sixty (60) days after notification of the decision. The claimant or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing. The Committee shall make its decision on review not later than sixty (60) days after receipt of the request for review unless special circumstances require an extension of time for processing, in which case its decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is taken, the Committee shall inform the claimant of the delay in writing before the expiration of the initial sixty (60) day period. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant and specific references to the pertinent plan provisions on which the decision is based.
If the Committee does not notify the claimant of its decision on review within the period herein provided for, the claim shall be deemed denied on review.

     (c) The Committee may adopt such rules as it deems necessary, desirable, or appropriate to carry out its duties under this Section 22. Any action

                                   15

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or determination or decision whatsoever taken or made by the
Committee under this Section 22 shall be final, conclusive, and binding upon all persons concerned, including, but not limited to, the Company, all Participating Employers and all Participants and beneficiaries.

     (d) The procedure provided for in this Section 22 shall be the sole, exclusive and mandatory procedure for resolving any dispute under this Plan.

23.     Miscellaneous.

     (a) In any instance in which the Committee believes such action to be in the best interest of the party entitled to receive any payment under this Plan, or to be in the best interests of any Participating Employer (such as to eliminate small account balances or to avoid the administrative inconvenience and expense which might be incurred if relatively small amounts were to be paid to multiple recipients over lengthy periods of time), amounts payable hereunder may be paid in a single lump-sum payment, the amount of which shall be the Actuarial Equivalent of the payment in question.

     (b) In the event of the death of a Participant or any beneficiary then receiving payments hereunder, the Committee need not make any payment provided for by this Plan until it shall have received proof satisfactory to it of such death and of the identity, existence and location of the party thereafter entitled to receive payments under this Plan.

     (c) In making any payment or taking any action under this Plan, the Participating Employers and the Committee shall be absolutely protected in relying upon any finding or statement of facts believed to be true, and on any written instrument believed to have been signed by the proper party.

     (d)     Subject to the applicable provisions of the Employee
Retirement Income Security Act of 1974 which provide to the contrary, this Plan shall be administered, construed, and enforced according to the laws of the State of Missouri and in Courts situated in that State.

     IN WITNESS WHEREOF, THE EARTHGRAINS COMPANY has caused this
Amended and Restated Plan to be executed by its officers thereunto duly authorized, this _____ day of March, 1996, effective as of March 27, 1996.

                                   THE EARTHGRAINS COMPANY


                                By_________________________________
                                        Barry H. Beracha
                                        Chief Executive Officer

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